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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

             (Exact name of registrant as specified in its charter)

        MASSACHUSETTS                                            04-2619298
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                             Identification No.)


    39 BRIGHTON AVENUE, ALLSTON, MA                                 02134
(Address of principal executive offices)                          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title Of Each Class                Name Of Each Exchange On Which
         To Be So Registered                Each Class Is To Be Registered
         -------------------                ------------------------------
         Depositary Receipts                    American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:


             -------------------------------------------------------
                                (Title of Class)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. | |

Securities Act registration statement file number to which this form relates:
N/A (if applicable).


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                                EXPLANATORY NOTE

         This Registration Statement on Form 8-A is being filed by New England Realty Associates Limited Partnership (the "Registrant") in connection with the registration of the Registrant's Depositary Receipts (the "Depositary Receipts"), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the listing of the Depositary Receipts on the American Stock Exchange. The Depositary Receipts are currently registered under
Section 12(g) of the Exchange Act.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Depositary Receipts appearing under the caption "Description of Registrant's Securities to be Registered," included as a part of the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 17, 1987, is incorporated herein by reference.

Item 2. Exhibits.

1) Second Amended and Restated Contract of Limited Partnership, incorporated by reference to Exhibit A to the Partnership's Statement Furnished in Connection with the Solicitation of Consents filed under the Securities Exchange Act of 1934 on October 14, 1986.

2) Deposit Agreement, dated August 12, 1987, between the General Partner and the First National Bank of Boston, incorporated by reference to Exhibit 2(b) to the Partnership's Registration Statement on Form 8-A, filed under the Securities Exchange Act of 1934 on August 17, 1987.


                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       NEW ENGLAND REALTY ASSOCIATES
                                       LIMITED PARTNERSHIP

                                       By:  NEWREAL, INC., its General Partner

                                       By: /s/ Ronald Brown
                                           ---------------------------------
                                           Ronald Brown, President